Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made as of June 21, 2013 (the “Effective Date”) by and among Dollar Financial Group, Inc., a New York corporation (together with its successors and assigns, “DFG”), DFC Global Corp., a Delaware corporation (together with its successors and assigns, “DFC,” and together with DFG, the “Company”) and Norman Miller (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated September 7, 2011 (the “Agreement”); and

WHEREAS, Section 14 of the Agreement provides that the parties may agree to amend the Agreement in writing; and

WHEREAS, the parties desire to amend the Agreement to reflect the Executive’s promotion to the role of President and Chief Operating Officer of the Company and related changes to his compensation.

NOW THEREFORE, the parties hereby amend the Agreement as follows:

1.	Section 3(a) of the Agreement is amended in its entirety to read as follows:

“(a) (1) Effective July 1, 2013, the Executive shall be employed as President and Chief Operating Officer of the Company and shall oversee, direct and manage all global retail financial services operations within the United States, Canada and United Kingdom and all corporate marketing of the Company. The Executive will report directly to the Chief Executive Officer of DFC Global Corp.

(2) The Executive agrees to undertake the duties and responsibilities inherent in the position of President and Chief Operating Officer, which may encompass different or additional duties as may, from time to time, be assigned by the Chief Executive Officer (or senior most position of the Company) or the Company’s Board of Directors (the “Board”), and the duties and responsibilities undertaken by the Executive may be altered or modified from time to time by the Chief Executive Officer (or senior most position of the Company) or the Board. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any change thereof which may be adopted at any time by the Company.”

2.	Section 4(a) of the Agreement is amended in its entirety to read as follows:

“As compensation for his services hereunder, during the Executive’s employment as President and Chief Operating Officer, the Company agrees to pay the Executive a base salary at the rate of not less than Seven Hundred Thousand Dollars ($700,000) per annum (as adjusted, the “Base Salary”), effective July 1, 2013, payable in accordance with the Company’s normal payroll schedule, or on such other periodic basis as may be mutually agreed upon. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. The Executive’s salary shall be subject to annual review and increase (but not decrease), based on corporate policy and contributions made by the Executive to the enterprise. To the extent approved by the Board, increases will be deemed to take effect as of July 1 of each year (and shall be retroactive to that date, as necessary under the circumstances in a given year).”

3.	Section 4(b) of the Agreement is amended by revising its first sentence to read as follows:

“(b) Annual Bonus. The Executive will be eligible to receive an annual cash bonus award (the “Annual Bonus”) with a target bonus of 100% of the Executive’s Base Salary in effect at the time such award is determined, but not to exceed 200% of the Executive’s Base Salary, with such leverage curve and metrics determined by the Human Resources and Compensation Committee of the Board of Directors of DFC Global Corp. (the “Compensation Committee”) and as applicable to other similarly situated senior executives of the Company.”

4.      The Agreement, as amended by the foregoing changes, is ratified and confirmed in all respects.

5.      This Amendment may be executed, including execution by facsimile signature or .pdf electronic transmission and electronic mail (including .pdf)., in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered under seal, by its authorized officers or individually, in each case on July 21, 2013.

DOLLAR FINANCIAL GROUP, INC.

/s/ Jeffrey A. Weiss
Jeffrey A. Weiss, Chief Executive Officer

DFC GLOBAL CORP.

/s/ Jeffrey A. Weiss
Jeffrey A. Weiss, Chief Executive Officer

/s/ Noman Miller
NORMAN MILLER